SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF
THE SECURITIES EXCHANGE ACT OF 1934
Starwood Property Trust, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland (State of Incorporation or Organization)	270247747 (I.R.S. Employer Identification No.)

591 West Putnam Avenue Greenwich, Connecticut (Address of Principal Executive Offices)	06830 (Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered
Common Stock, par value $0.01 per share	New York Stock Exchange
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is pursuant to General Instruction A.(d), please check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-159754
Securities to be registered pursuant to Section 12(g) of the Act: None
(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered
     Starwood Property Trust, Inc. (the “Registrant”) hereby incorporates by reference herein the description of its common stock, par value $0.01 per share, to be registered hereunder set forth under the heading “Description of Capital Stock” in the Registrant’s prospectus forming part of its Registration Statement on Form S-11 (File No. 333-159754), as amended (the “Registration Statement”), filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended. In addition, incorporated by reference herein is information relating to the common stock under the caption “Certain Provisions of the Maryland General Corporation Law and Our Charter and Bylaws” in the Registration Statement.

Item 2.	Exhibits

Exhibit No.	Description
3.1	Form of Articles of Amendment and Restatement of Starwood Property Trust, Inc. (incorporated by reference to Exhibit 3.1 to the Registration Statement).

3.2	Form of Amended and Restated Bylaws of Starwood Property Trust, Inc. (incorporated by reference to Exhibit 3.2 to the Registration Statement).

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: August 7, 2009	STARWOOD PROPERTY TRUST, INC.
	By:	/s/ Ellis F. Rinaldi
Ellis F. Rinaldi
General Counsel, Secretary and Executive Vice President